Exhibit 3.22

BYLAWS

OF

SAFEGUARD HOLDINGS, INC.

BYLAWS OF

SAFEGUARD HOLDINGS, INC.

(a Texas corporation)

ARTICLE I

1.1 Registered Office. The registered office of the corporation shall be fixed in the certificate of formation of the corporation.

1.2 Other Officers. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of shareholders shall be held during each calendar year on a date and at a time designated by the board of directors for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the corporation.

2.2 Special Meeting. A special meeting of shareholders may be called for any purpose(s) at any time by (1) the board of directors, (2) the chairman of the board, president or chief executive officer, or (3) the holders of at least twenty-five percent (25%) of the issued and outstanding shares entitled to be voted at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.3 Manner and Place of Meeting. The annual meeting of shareholders may be held in any manner permitted by law or these bylaws at any place within or without the State of Texas designated by the board of directors. Special meetings of shareholders may be held in any manner permitted by law or these bylaws at any place within or without the State of Texas designated by the chairman of the board, president or chief executive officer, if the chairman of the board, president or chief executive officer shall call the meeting, or the board of directors, if the board of directors or the requisite number of shareholders shall call the meeting. Subject to the provisions herein for notice of meetings, meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

2.4 Notice. Written, printed or electronic transmission (in accordance with Section 9.3 herein) notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, either personally, by mail, facsimile transmission or electronic transmission, to each shareholder of record entitled to vote at such meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by such person(s) entitled to such notice (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice.

2.5 Conduct of Business. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as the chairman deems in order.

2.6 Quorum. Except as otherwise required by law, the certificate of formation or these bylaws, the holders of at least a majority of the issued and outstanding shares entitled to vote at a meeting of the shareholders and present in person or by proxy shall constitute a quorum.

2.7 Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. Such proxies shall be filed with the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless made irrevocable by law or unless the proxy expressly provides that it is irrevocable and such proxy is coupled with interest as provided in Section 21.369 of the Texas Business Organization Code, as the same exists or hereafter may be amended from time to time (the “TBOC”).

2.8 Voting of Shares.

(a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (i) to the extent that the certificate of formation provide for more or less than one vote per share or (if and to the extent permitted by the TBOC) limit or deny voting rights to the holders of the shares of any class or series, or (ii) as otherwise provided by the TBOC.

(b) Whenever any action, other than the election of directors, requires or otherwise is submitted for the vote or concurrence of the corporation’s shareholders, the requisite vote or concurrence of the corporation’s shareholders required to approve or consent to such proposed action shall be the affirmative vote or concurrence of the holders of at least a majority of the issued and outstanding shares of the corporation entitled to vote on, and that voted for or against or expressly abstained with respect to, that action at a meeting of shareholders at which a quorum is present, unless the certificate of formation provide for the affirmative vote or concurrence of a greater portion of the shares entitled to vote on that matter.

(c) Unless otherwise provided in the certificate of formation, directors shall be elected by a plurality of the votes cast by the holders of issued and outstanding shares of the corporation entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.

(d) Treasury shares and shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of issued and outstanding shares entitled to vote at any given time.

2.9 List of Shareholders. At least ten (10) calendar days prior to each meeting of the shareholders, a complete list of shareholders entitled to vote thereat, arranged in alphabetical order, with the address of, and number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the corporation. Each such list of shareholders shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) calendar days prior to the subject meeting of the shareholders, shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any shareholder.

2.10 Adjournment. Any meeting of the shareholders, annual or special, may be adjourned from time to time by a vote of a majority of the shares represented at such meeting by the shareholders present either in person or by proxy. Adjournment may be voted regardless of whether a quorum is present. When a quorum is not present at such a meeting, no business other than a vote for adjournment may be transacted at the meeting. No notice of adjournment, other than the announcement at the meeting being adjourned, need be given. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

2.11 Action By Written Consent. Subject to the provisions of Section 6.201 of the TBOC:

(a) Any action required or permitted by statute, the certificate of formation or these bylaws to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent(s) in writing, setting forth the action so taken, shall be signed by the holder(s) of all the issued and outstanding shares of the corporation entitled to vote with respect to the action that is the subject of the consent.

(b) Any action required or permitted by statute, the certificate of formation or these bylaws to be taken at a meeting of shareholders may, pursuant to the corporation’s certificate of formation, be taken without a meeting, without prior notice, and without a vote, if a consent(s) in writing, setting forth the action so taken, shall be signed by the holder(s) of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) calendar days after the date of the earliest dated consent delivered to the corporation in the manner required by this Section 2.11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery to the corporation’s principal place of business shall be addressed to the president or chief executive officer of the corporation or to such other agent as designated by the Corporation.

(c) A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, electronic transmission or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 2.11. Provided further, any such transmission must be reproduced in paper form and recorded at the corporation’s registered office or principal place of business, or by an officer or agent of the corporation having custody or in charge of the bank in which such proceedings are recorded.

(d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

(e) If any action by shareholders is taken by written consent, any certificate or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the TBOC concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 6.202 of the TBOC and that any written notice required by Section 6.202 of the TBOC has been given.

ARTICLE III

BOARD OF DIRECTORS

3.1 Management. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the corporation’s board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of formation or by these bylaws directed or required to be exercised or done by the shareholders.

3.2 Number. The number of directors shall initially be one (1) and, thereafter, shall be fixed from time to time by either (a) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (b) by the shareholders. With the exception of the first board of directors, which shall be designated in the Certificate of Formation, and except as provided in the corporation’s Certificate of Formation or in Section 3.3 of this Article III, the directors shall be elected at the annual meeting of the shareholders by a plurality vote of the shares represented in person or by proxy and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled or otherwise removed. Directors need not be shareholders.

3.3 Election, Term and Vacancies.

(a) At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect the number of directors then constituting the board of directors of the corporation, which directors shall hold office until the next succeeding annual meeting and thereafter until their respective successors shall have been elected and qualified, unless removed in accordance with these bylaws. Directors need not be shareholders nor residents of Texas.

(b) Any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors though less than a quorum, for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive meetings of shareholders. Notwithstanding the prior provisions of this Section 3.3(b), whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the certificate of formation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the issued and outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the issued and outstanding shares as a whole unless otherwise provided in the certificate of formation.

3.4 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the certificate of formation do not expressly deny cumulative voting and less than the entire board of directors is to be removed, no one or more of the directors may be removed if the votes cast against such director’s removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the certificate of formation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

3.5 Meeting of Directors. The board of directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places within or without the State of Texas as the board of directors may from time to time determine. The directors may hold their meetings in any manner permitted by law, including by conference telephone or similar communications equipment by means of which all participants can hear each other.

3.6 First Meeting. Each newly-elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

3.7 Election of Officers. At the first meeting of the board of directors following the annual meeting of the shareholders or at the first regular meeting of the board of directors in each year, the directors shall elect the officers of the corporation provided a quorum is present at such meeting.

3.8 Regular Meetings. Regular meetings of the board of directors shall be held in any manner permitted by law or these bylaws and at such times and places as shall be designated, from time to time, by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.9 Special Meetings. Special meetings of the board of directors shall be held in any manner permitted by law or these bylaws and whenever called by the president or chief executive officer or any two directors then in office.

3.10 Notice. The secretary shall give notice of each special meeting by personal delivery, telephone, telegram, telex, cablegram, telecopy, electronic transmission or similar transmission (in accordance with Section 9.3 herein), at least one (1) calendar day or by mail at least two (2) calendar days before the meeting to each director. The attendance of a director at any meeting or the participation by a director in a conference meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. At any meeting at which every director shall be present in person or by participation, even though without any notice, any business may be transacted. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of notice.

3.11 Quorum and Voting. A majority of the number of directors fixed by, or in the manner provided in, the certificate of formation or these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law, the certificate of formation or these bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the certificate of formation or these bylaws. A majority of the directors present at any meeting, though less than a quorum, may adjourn the meeting from time to time without further notice.

3.12 Action By Written Consent. Any action required or permitted to be taken by the board of directors or any committee, under applicable law, the certificate of formation or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee thereof, as the case may be. A telegram, telex, cablegram, electronic transmission or similar transmission by a director, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a director, shall be regarded as signed by the director for purposes of this Section 3.12. Provided further, any such transmission must be reproduced in paper form and recorded at the corporation’s registered office or principal place of business, or by an officer or agent of the corporation having custody or in charge of the bank in which such proceedings are recorded.

3.13 Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at regular or special meetings of the board of directors; provided that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

3.14 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail, return receipt requested, to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.15 Committees.

(a) The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate one or more directors to constitute any number of committees. Any such committee, to the extent provided in such resolution and except as otherwise provided in this Section 3.15 or the TBOC, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation. The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him or her by law. Each committee of the board of directors shall keep regular minutes of its proceedings and report the same to the board of directors when required.

(b) Notwithstanding any other provision of this Section 3.15, no committee of the board of directors shall have any authority of the board of directors with respect to: (1) amending the certificate of formation, except that a committee may, to the extent provided in the resolution designating that committee or in the certificate of formation or the bylaws, exercise the authority of the board of directors vested in it in accordance with Section 21.155 of the TBOC; (2) proposing a reduction of the stated capital of the corporation in the manner permitted by Section 21.253 of the TBOC; (3) approving a plan of merger, share exchange or conversion of the corporation; (4) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; (5) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; (6) amending, altering or repealing the bylaws of the corporation or adopting new bylaws of the corporation; (7) filling vacancies in the board of directors; (8) filling vacancies in or designating alternate members of any such committee; (9) filling any directorship to be filled by reason of an increase in the number of directors; (10) electing or removing officers of the corporation or members or alternate members of any such committee; (11) fixing the compensation of any member or alternate members of such committee; (12) altering or repealing any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable; or (13) authorizing a distribution or the issuance of shares of the corporation unless the resolution designating a particular committee, the certificate of formation or the bylaws expressly so provide.

(c) Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (Meeting of Directors), Section 3.8 (Regular Meetings), Section 3.9 (Special Meetings), Section 3.10 (Notice), Section 3.11 (Quorum and Voting), Section 3.12 (Action By Written Consent), Section 3.13 (Compensation), and Section 3.14 (Presumption of Assent), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

3.16 Interested Officers and Directors.

(a) An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other foreign or domestic corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the director’s or officer’s votes are counted for such purpose, if:

(i) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

(c) The foregoing provisions shall not be construed so as to invalidate a contract or transaction which would be valid in the absence of these provisions.

ARTICLE IV

OFFICERS

4.1 Number, Titles and Term of Office. The officers of the corporation shall be a president and a secretary, and such other officers as the board of directors may from time to time elect or appoint, including, without limitation, a chairman of the board, a chief executive officer, a chief financial officer, a chief operating officer, a treasurer, and one or more vice presidents. Each officer shall hold office until his or her successor shall have been duly elected by the board of directors and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office. None of the officers, except the chairman of the board, need be a director. Except as may be explicitly provided for in these bylaws, each duly elected or appointed officer of the corporation shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.

4.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.3 Vacancies. A vacancy in the office of any officer may be filled by the requisite vote of the board of directors for the unexpired portion of the term.

4.4 Salaries. The salaries of all officers of the corporation shall be fixed by the board of directors except as otherwise directed by the board of directors.

4.5 Powers and Duties of The Officers.

(a) Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and shareholders, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.

(b) Chief Executive Officer. The chief executive officer shall, subject to the board of directors, have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such responsibilities including the powers of a general manager; the chief executive officer shall preside at all meetings of the board of directors and shareholders if there is no chairman of the board or the chairman of the board is absent or disabled from acting; the chief executive officer shall be ex-officio a member of all standing committees; subject to approval by the board of directors, the chief executive officer may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation; the chief executive officer may sign all certificates for shares of capital stock of the corporation; and the chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors

(c) President. The president shall preside at all meetings of the board of directors and shareholders if there is no chairman of the board, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.

(d) Vice Presidents. Each vice president shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president or chief executive officer. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, if the president is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the president during the president’s absence or inability to act.

(e) Chief Financial Officer and/or Treasurer. If the board of directors determines to elect both a chief financial officer and a treasurer, both offices shall be held by the same person. The chief financial officer, if one is elected, and/or the treasurer, if one is elected, shall have custody of all the funds and securities of the corporation which come into his or her hands. When necessary or proper, he or she may, on behalf of the corporation, endorse for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank(s) or depositories as shall be designated in the manner prescribed by the board of directors; and he or she may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other office as is designated by the board of directors. Whenever required by the board of directors, he or she shall render a statement of his or her cash account; he or she shall enter or cause to be entered regularly in the books of the corporation to be kept by him or her for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he or she shall perform all acts incident to the position of treasurer subject to the control of the board of directors, and he or she shall, if required by the board of directors, give such bond for the faithful discharge of his or her duties in such form as the board of directors may require. The chief financial officer and/or the treasurer shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president or chief executive officer.

(f) Assistant Treasurers. Each assistant treasurer, if any is elected, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president or chief executive officer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, if the chief financial officer and/or treasurer is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the chief financial officer and/or treasurer during that officer’s absence or inability to act.

(g) Secretary. The secretary shall keep the minutes of all meetings of the board of directors and the minutes of all meetings of the shareholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he or she shall attend to the giving and serving of all notices; he or she may sign with the president in the name of the corporation all contracts of the corporation and affix the seal of the corporation thereto; he or she may sign with the president all certificates for shares of the capital stock of the corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours; and he or she shall in general perform all duties incident to the office of secretary, subject to the control of the board of directors.

(h) Assistant Secretaries. Each assistant secretary shall have the powers and duties pertaining to his or her office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president or chief executive officer. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, if the secretary is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the secretary during the secretary’s absence or inability to act.

4.6 Bond. If required by the board of directors, any officer so required shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office or for the restoration to the corporation, in case of his or her death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

5.1 Corporate Indemnification. Each person who at any time is or was a director or officer of the corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding,” which shall include any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the corporation to the fullest extent authorized by the TBOC or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding. The corporation’s obligations under this Section 5.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBOC or any other applicable laws as may from time to time be in effect. The corporation’s obligation to indemnify or to prepay expenses under this Section 5.1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the certificate of formation or these bylaws, no action taken by the corporation, either by amendment of the certificate of formation or these bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 5.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses which are conferred to the corporation’s directors and officers by this Section 5.1 may be conferred upon any employee or agent of the corporation if, and to the extent authorized by the board of directors.

5.2 Indemnity Insurance. The corporation shall have power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the TBOC. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

ARTICLE VI

CAPITAL STOCK

6.1 Certificates of Shares. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the chief executive officer, president or a vice president, and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such president or vice president and secretary or assistant secretary may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance. The certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder’s name and the number of shares. The certificates shall bear in a conspicuous manner all legends required by applicable law, including without limitation, conspicuous legends concerning any restrictions on securities transfers.

6.2 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provide by law, has been paid.

6.3 Payment for Shares.

(a) Kind. Subject to any provision of the Constitution of the State of Texas or the TBOC to the contrary, the board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received for the issuance of shares shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and surplus accounts.

6.4 Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the corporation to issue a new certificate to the person entitled thereto for a like number of shares, to cancel the old certificate and issue any balance certificate for shares not so transferred, and to record the transaction upon its books.

6.5 Record Dates.

(a) Meetings. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors of the corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) calendar days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) calendar days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) calendar days and, in case of a meeting of shareholders, not less than ten (10) calendar days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

(b) Consents. Unless a record date shall have previously been fixed or determined pursuant to this Section 6.5(b), whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) calendar days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 6.202 of the TBOC. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the president or the chief executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

6.6 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive distributions or share dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

6.7 Lost Certificate. The board of directors or president or chief executive officer and secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or wrongfully taken, if such person so attests before the corporation has notice that the underlying security has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate or certificates, the board of directors or president or chief executive officer and secretary may, in his, her or its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

6.8 Regulations. The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation not inconsistent with these bylaws.

ARTICLE VII

ACCOUNTS

7.1 Distributions/Share Dividends. The board of directors may from time to time authorize, and the corporation may make distributions or pay share dividends subject to any restrictions in the certificate of formation and statutory limitations.

7.2 Reserves. The board of directors by resolution may create a reserve or reserves out of its surplus or designate or allocate any part of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation, or allocation in the same manner. The board of directors may create such reserve(s) in their absolute discretion (i) at any time(s), including prior to the authorization of, or making or paying any distribution or share dividend, and (ii) for any purpose(s) they deem proper and conducive to the corporation’s interest, including, without limitation, meeting contingencies, equalizing distributions or share dividends, and repairing or maintaining the corporation’s property.

7.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

7.4 Fiscal Year End. The fiscal year end of the corporation shall be December 31 of each year until such time as a different fiscal year end is established by resolution of the board of directors.

ARTICLE VIII

AMENDMENTS

8.1 Amendment By Directors. These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual or regular meeting of the board of directors or at any special meeting of the board of directors at which a quorum is present provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of a majority of those directors present at such meeting; provided, however, that no change of the time or place of such annual or special meeting of the board of directors shall be made after the issuance of notice thereof.

8.2 Prohibition On Amendment By Directors. Notwithstanding the foregoing, the board of directors may not amend or repeal a bylaw, or adopt a contravening bylaw if the certificate of formation or statute reserve the power to amend such bylaw exclusively to the shareholders in whole or in part, or the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the board of directors may not amend or repeal that bylaw.

8.3 Amendment By Shareholders. Unless the certificate of formation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these bylaws, the shareholders may amend, repeal or adopt bylaws even though these bylaws may also be amended, repealed or adopted by the board of directors.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Offices. Until the board of directors shall determine otherwise, the registered office of the corporation required by the TBOC to be maintained in the State of Texas shall be that set forth in the corporation’s certificate of formation. The registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

9.2 Seal. The seal of the corporation shall be such as from time to time may be approved by resolution of the board of directors, but the use of a seal shall not be essential to the validity of any agreement.

9.3 Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given: (a) by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his or her post office address, (b) by facsimile transmission to a number provided for the purpose of receiving notice, (c) by electronic transmission to an electronic mail address provided for the purpose of receiving notice, (d) by posting on an electronic network and providing a message sent to an electronic mail address for purpose of alerting of such posting, or (e) communicated by some other form of electronic transmission consented to by the recipient, in each case to a number or address as it appears on the books of the corporation and provided to, and consented to (if necessary), by the recipient, and such notice shall be deemed to have been given on the day of such mailing or sending. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

9.4 Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the president or chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

9.5 Securities of Other Entities. The president or such other officer(s) of the corporation as the board of directors may designate shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Adopted by the Written Consent of the Sole Director, dated April 15th, 2008

/s/ Michael Dunlap
Michael Dunlap
Secretary

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